SCHEDULE 14C(Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14C INFORMATION

                  Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934.

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
   14c-5(d)(2))
[x] Definitive Information Statement.

                           FOOD TECHNOLOGY SERVICE, INC.

                      (Name of Registrant as specified in its Charter)

                                    None.

             (Name of person(s) Filing Information Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                        FOOD TECHNOLOGY SERVICE, INC.
                           502 Prairie Mine Road
                          Mulberry, Florida 33860

                                                   May 24, 2000

Dear Shareholder:

   On behalf of the Board of Directors, you are cordially invited to attend the 2000 Annual Meeting of the Shareholders of Food Technology Service, Inc., to be held on June 23, 2000, in Tampa, Florida. At the meeting, you will hear a report on our operations and have an opportunity to meet your directors and executives.

   This booklet includes the formal notice of the meeting and the information statement. The information statement provides more information concerning the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

   Your vote is important and the Company's management team would greatly appreciate your attendance at the Annual Meeting. However, we are not asking you for a proxy, and you are requested not to send us a proxy.

   I look forward to seeing you at the 2000 Annual Meeting of Shareholders, and I sincerely hope you will be able to attend.

                                          Very truly yours,
                                          /s/ Pete Ellis
                                          E.W. (Pete) Ellis
                                          President

                              FOOD TECHNOLOGY SERVICE, INC.
                                 502 Prairie Mine Road
                                Mulberry, Florida 33860

                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               To Be Held June 23, 2000



TO THE SHAREHOLDERS OF FOOD TECHNOLOGY SERVICE, INC.:

NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of the Shareholders of Food Technology Service, Inc., a Florida corporation (the "Company"), will be held at the Four Points Hotel-Tampa East, Salon A, 7401 E. Hillsborough
 Avenue, Tampa, Florida 33610, on June 23, 2000, at 9:00 a.m., local time, to act on the following matters:

    To elect five (5) persons to serve as directors of the Company until the 2001 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

    To consider and act upon a proposal to adopt an Incentive and Non-Statutory Stock Option Plan covering 500,000 shares of the Company's Common Stock.

    To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on
May 12, 2000, are entitled to receive notice of, and to vote at, the Annual Meeting.

                                    By Order of the Board of Directors

                                         /s/ Pete Ellis
                                      ---------------------------
                                          E. W. Ellis
                                          President


May 24, 2000
Mulberry, Florida

                              FOOD TECHNOLOGY SERVICE, INC.
                                  502 Prairie Mine Road
                                 Mulberry, Florida 33860

                                 INFORMATION STATEMENT

                           2000 ANNUAL MEETING OF SHAREHOLDERS
                               To Be Held June 23, 2000

                                   GENERAL INFORMATION

   This Information Statement is being furnished to the holders
("Shareholders") of the common shares, par value $.01 per share (the
"Common Shares"), of Food Technology Service, Inc., a Florida corporation
(the "Company"), in connection with the 2000 Annual Meeting of Shareholders to be held on June 23, 2000, at 9:00 a.m. (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting will be held at the Four Points Hotel-Tampa East, Salon A, 7401 E. Hillsborough Avenue, Tampa, Florida
33610. This Information Statement is first being sent to Shareholders, together with the Notice of Annual Meeting, on or about May 24, 2000.

   At the Annual Meeting, Shareholders will be asked to consider and vote on (i) the election of five (5) persons to serve as directors on the Board and
(ii) the adoption of a 2000 Incentive and Non-Statutory Stock Option Plan
(the "Option Plan") providing for the granting of options to purchase 500,000 shares of the Company's Common Stock. The shareholders will also be asked to transact such other business as may properly come before the meeting or any adjournment thereof.

   A copy of the Company's Annual Report for 1999 is enclosed.

                             VOTING SECURITIES

   The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on
May 12, 2000, as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On May 12, 2000, there were 10,316,201 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of those shares represented at the meeting is necessary for the election of the nominees as directors and the amendment of the Option Plan.

   MDS Nordion ("Nordion"), the owner of approximately 55% of the outstanding shares of Common Stock of the Company, has indicated its intent to vote in favor of the election of the proposed slate of directors and for the amendment to the Company's Option Plan. The vote represented by this shareholder is sufficient to approve such election THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Shareholders are invited to attend the Annual Meeting and can vote in person at that time.

                              ELECTION OF DIRECTORS

   The Company currently has five (5) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated five (5) persons (each, a "Nominee"), all of whom are currently Directors, to stand for election as a Director, to serve until the 2001 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

Nominees for Director

   Each Director of the Company serves as a Director for a term of one (1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five
(5) years or more, and other biographical information.

   E. W. (Pete) Ellis has been President, Chief Executive Officer and
Director since December 1996. He has been in the food business for the past 33 years, ten years of which were spent with Oscar Mayer & Co., and fifteen years with ConAgra. He was employed in sales and marketing with both companies. He was President and owner of Ellis, Harris, and Associates, Inc., a food brokerage company, from 1986 to 1988.

   Frank M. Fraser served as a director of the Company from May 1992 through September 1993. He was reelected as a director in July 1996. He is presently retired. He was Vice President of Market Development at Nordion. In June 1964, Mr. Fraser joined Atomic Energy of Canada Limited (now MDS Nordion) as a project engineer. He is a Director of the Canadian Irradiation Centre Laval, Quebec. He is also the Canadian delegate to the International Consultative Group on Food Irradiation and has Chaired the International Meeting on Radiation Processing.

   R. Craig Hunter has served as a director of the Company since September 1998. He is Vice President of Business Development of MDS Nordion's Industrial Irradiation Business Unit. Previously he was Vice President International at Kolmar Laboratories Inc.

   David Nicholds has served as a director of the Company since September 1998. He is the Vice President, General Counsel and Corporate Secretary of MDS Nordion. He joined MDS Nordion in 1989.

   Paul O'Neill has served as a director of the Company from August 1992 through September 1993. He was reelected as a director in July 1996. He is currently retired. From January 1985 to March 1992, Mr. O'Neill was President, Chief Executive Officer and a director of Nordion. From September 1978 to January 1985 he was Chief Financial Officer of Atomic Energy Canada Limited and Corporate Executive Vice President from February 1982 to January 1985.

   Except with respect to Messrs. Nicholds and Hunter, who are appointees of Nordion (See, "Certain Relationships and Related Transactions"), there are no arrangements between any Director and any person pursuant to which he was, or will be, selected as a Director in the past, or as a Nominee for Director for the current year.

Director Meetings and Committees

   During the year ended December 31, 1999, the Board of Directors of the Company held a total of five (5) meetings. Each of the Directors attended 100% of the total number of meetings of the Board of Directors.

   The Board of Directors has a standing Audit Committee, which is the only committee of the Board. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, meeting with the independent public accountants to review the plans and results of the audit engagement, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, reviewing the adequacy of the Company's system of internal accounting, reviewing the scope and results of the Company's internal audit procedures. Following the meeting, the Audit Committee will consist of Messrs. Fraser, O'Neill and Ellis. The Audit Committee met once during 1999.

Compensation of Directors

There are no standard or other arrangements pursuant to which, and no compensation was paid to, any of the Company's outside Directors for their services to the Company. The Company's Directors are eligible to participate in the Company's Stock Option Plan, which plan is summarized below under "Compensation of Executive Officers - Stock Option Plan." Options to purchase an aggregate of 14,000 shares were awarded to the outside Directors during the year ended December 31, 1999.

Executive Officers' Compensation

   The following table is a summary of the cash and non-cash compensation paid to or accrued for the past two fiscal years for the Company's Chief Executive Officer. There are no other Officers or individuals whose compensation exceeded $100,000 for the year ended December 31, 1999.

                            Summary Compensation Table

                                                    Long-Term Compensation
            Annual Compensation                              Awards
            -------------------                     ------------------------
   Name And           Fiscal                         Securities Underlying
 Principal Position    Year    Salary                    Options (#)
-------------------------------------------------------------------------------
E. W. Ellis           1999    $70,000                         -
President & Chief     1998    $70,000                      10,000 shs
Executive Officer (1) 1997    $70,000                         -

(1) On December 9, 1996 the Company entered into a five-year employment agreement with Mr. Ellis which provides for an annual compensation of $70,000. In addition, Mr. Ellis was granted a five year option to purchase 100,000 shares of the Company's common stock. The option vests 20% per year commencing December 9, 1997 and is exercisable at $1.00 per share, the fair market value on the date of grant.

Aggregated Option Exercises in 1999

   The following table presents information regarding individual exercises of options to purchase the Company's common stock made during 1999 by the Company's Chief Executive Officer.

                   Aggregated Option Exercises In The Last Year
                          And Year End Option Values

                                    Number Of              Value Of
          Shares                   Unexercised            Unexercised
         Acquired                  Securities            In-The-Money
            On       Value      Underlying Options          Option
Name     Exercise  Realized        At Year End            At Year End
                      (1)                                     (1)(3)
------------------------------------------------------------------------------
                           Exercisable Unexercisable Exercisable Unexercisable
------------------------------------------------------------------------------
E. W.
Ellis    36,000  $123,000(2)  -0-         54,000         $-0-       $327,402

(1) Value calculated by determining the difference between the fair market value of the Common Shares underlying options and the exercise or base price of the options at exercise or at the fiscal year end, as appropriate.
(2) The exercise prices were $1.00 for 32,000 shares with a fair market value of $3.25 for 8,000 shares on May 11, 1999, $4.50 for 12,000 shares on
    October 13, 1999, and $5.50 for 12,000 shares on February 26, 1999. The exercise price was $2.75 for 4,000 shares with a fair market value of $4.50 for 2,000 shares on October 13, 1999, and $5.50 for 2,000 shares on February 26, 1999.
(3) The exercise price for 48,000 shares is $1.00 and for 6,000 shares is $2.75. The fair market value was $6.063 at December 31, 1999.

Stock Options

   During the year ended December 31, 1999, the Company granted options to purchase 14,000 shares to its three non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Nordion

   The Company, in September 1990, entered into an agreement with MDS
Nordion, a corporation located in Kanata, Ontario, Canada ("Nordion"), whereby Nordion agreed to supply the Company with all of the equipment necessary to operate its irradiation facility, including 400,000 curies of Cobalt 60. The total purchase price for the equipment and cobalt was approximately $2,400,000, of which $400,000 was paid and the balance of approximately $2,000,000 was scheduled to become due and payable, without interest, on September 4, 1994. Nordion has converted all but $585,595 of the debt in 1997. The balance of this debt including accrued interest at December 31, 1999 is $850,201. Nordion has agreed to extend the date for repayment of the balance of this indebtedness , and accrued interest, to January 4, 2001. This indebtedness is convertible into common stock with a conversion rate of $.80 per share for the balance of the original loans ($353,200). For all cash advances and interest accrued after August 1, 1997 the conversion option is at 70% of the closing price the day prior to the execution of the option. For terms of the Agreement, reference is made to Note D of the Notes to Financial Statements.

   On October 22, 1991 the Company entered into a Reimbursement and Indemnity Agreement with Nordion whereby Nordion assisted the Company in obtaining a surety bond in the sum of $600,000. In connection therewith the Company agreed to reimburse Nordion for any and all liabilities, costs, damages, attorney fees and other expenses which Nordion may sustain as a consequence of the Indemnity Agreement from Nordion to the insurer or payments made by the Canadian Imperial Bank of Commerce on a letter of credit in the amount of $450,000 furnished by the Bank to the insurer on behalf of Nordion, each in connection with the issuance of the surety bond. This surety bond and associated guarantees continue to be in effect.

   In addition to the 1 million curies of Cobalt 60, which were supplied the Company in 1990 and 1991, Nordion, has stored an additional 1.1 million curies at the Company's facility; in anticipation that it would be needed in the Company's operations. See Item 6 Management's Discussion and Analysis and Note H of the Notes to Financial Statements. Due to the decline in level of radioactivity as a result of decay, there is currently available approximately 800,000 million curies both owned and stored. Although the additional Cobalt-60 is located on the Company's premises and available to it for use in processing, title to this Cobalt-60 continues to be held by Nordion and may be removed by Nordion in its discretion at any time.

   In 1999 Nordion agreed to guarantee a line of credit of $500,000 from a bank. On December 31, 1999 $250,000 of this amount is available to fund 2000 operations.

   The agreements with Nordion provide that, until the Company pays its debt to Nordion in full, the Company may not compete with Nordion's existing customers in their irradiation of non-food products, unless the Company obtains Nordion's prior consent. This provision could make it difficult for the Company to succeed in the event that irradiation of food and related products is not sufficient to allow the Company to become profitable.

                            PROPOSAL TO ADOPT
                           2000 INCENTIVE AND
                     NON-STATUTORY STOCK OPTION PLAN

   The Company maintains a 1992 Incentive and Non-Statutory Stock Option Plan (the "1992 Plan") under which up to 300,000 incentive and non-qualified options may be granted to employees, directors and certain key affiliates. Under the 1992 Plan, incentive options may be granted at not less than the fair market value on the date of grant and non-statutory options may be granted at or below fair market value. As of May 15, 2000, options to purchase 125,800 shares were outstanding under the 1992 Plan and options to purchase 110,200 shares had been exercised. Therefore, there remains to be issued under the 1992 Plan options to purchase 64,000 shares.

   The Company has in the past utilized and wishes in the future to utilize the Plan to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by key employees, directors and others. Because the 1992 Plan will expire in 2002, management believes a new 2000 Incentive and Non-Statutory Stock Option Plan (the "2000 Plan") should be adopted allowing for the issuance of additional options to purchase 500,000 shares of Common Stock. A copy of the Plan is attached hereto as Exhibit A. If the 2000
 Plan is adopted, no further options will be granted under the 1992 Plan.

   Options under the 2000 Plan will be either "incentive options" ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options" ("NQOs") which are not intended to so qualify.

   On May 18, 2000, the Board of Directors approved and recommends to the shareholders that they approve a proposal to adopt the Company's 2000 Plan.

   Approval of the 2000 Plan requires the affirmative vote of holders of a majority of the shares present or represented by proxy at the Meeting. Proxies will be voted in accordance with the specifications marked thereon and, if no specification is made, will be voted "FOR" adoption of the 2000 Plan.

Summary Description of the 2000 Plan

   The 2000 Plan will be administered by the Board of Directors of the Company. The Board is authorized to grant incentive stock options to officers and other key executive and management employees of the Company and non-qualified options to directors and others performing services to the Company.

   If there is a stock split, stock dividend, or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option.

   The aggregate fair market value (determined at the time an option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by any person during any calendar year under the Plan shall not exceed $100,000.

   The vesting period for options granted under the 2000 Plan are set forth in an option agreement entered into with the optionee. ISOs granted to an optionee terminate 90 days after retirement termination of employment for reasons other than death or disability. In the event of death or disability, all vested options expire 180 days from the date of death and 12 months from termination of employment due to disability.

   Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable in the event of: (i) a change of control of the Company, (ii) a merger, consolidation, reorganization or dissolution in which the Company does not survive, or (iii) the sale, release, exchange or disposition of substantially all the property and assets of the Company.

   The Board of Directors and the Committee may grant options qualifying as ISOs under the Internal Revenue Code of 1986, as amended, or as NQOs. The Committee determines the duration of each option; however, the term of an option cannot exceed ten (10) years from the date of grant and cannot exceed five (5) years in the case of a greater than 10% shareholder. The option price for an ISO is the fair market value of a share of the Company's Common Stock on the date of grant, whereas the option price for an NQO may be granted at less than, equal to or greater than the fair market value. The grantee can pay the option price in cash, or if permitted, by delivering to the Company shares of Common Stock owned by the grantee that have a fair market value equal to the option price. Shares cannot be issued or transferred upon the exercise of an option until the option price is paid in full.

   At May 1, 2000 the market value per share of Common Stock was $4.125.

Federal Income Tax Consequences

   The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the option is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

   An optionee does not realize taxable income upon the grant of an NQO if the exercise price is equal to the fair market value. If the exercise price is less than the fair market value, the optionee will realize income equal to the difference between the exercise of the NQO in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to a deduction at the same time and in a corresponding amount.

   In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite option holding periods are not satisfied (see above), then the optionee will realize ordinary income on the delivery of the previously owned shares as in the case of any other "early" disposition of option acquired shares.

Recommendation of the Board

   The Board of Directors recommends a vote "FOR" the proposal to approve the Company's 2000 Incentive and Non-Statutory Stock Option Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of such increase.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                         CERTAIN BENEFICIAL OWNERS

   The following table sets forth as of May 1, 2000, the ownership of Common Stock of the Company of (i) all persons known by the Company to own beneficially 5% or more of such Common Stock, (ii) each current director and officer of the Company and (iii) all current directors and officers as a group, together with their percentage holdings at such date. The addresses of all holders of 5% or more of the Common Stock are included in the table.

-------------------------------------------------------------------------------
Name and Address                            Amount and Nature      Percentage
of Beneficial Owner                         of Beneficial Owner     of Class
-------------------------------------------------------------------------------

MDS Nordion                                       5,895,761(1)       54.8
 447 March Road-Kanata Ontario
 Canada K2K 1X8

E. W. (Pete) Ellis                                   24,000          *

Harley W. Everett                                         0          *

Frank M. Fraser                                       8,000(2)       *

Craig Hunter                                      5,895,761(1)       54.8

David Nicholds                                    5,895,761(1)       54.8

Paul O'Neill                                          9,000(3)       *

All Directors and Officers as
a group (6 persons)                               5,936,761(4)       55.2
____________________________
* Less than 1%

(1) Includes 440,317 shares of Common Stock which are issuable upon conversion of $963,193 of indebtedness owed Nordion by the Company. See "Business - Agreements with MDS Nordion." Messrs. Hunter and Nicholds are designees of Nordion to serve on the Company's Board of Directors. Messrs. Hunter and Nicholds own less than 1% each of the Capital Stock of Nordion and they disclaim beneficial ownership of the Common Stock of the Company which Nordion owns or has the right to acquire. Approximately 100% of the outstanding shares of Nordion's common stock is owned by MDS Inc., a Canadian Corporation, whose shares are traded on the Toronto Stock Exchange and MDS Laboratories Inc, a subsidiary of MDS Inc.

(2) Includes 8,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

(3) Includes 9,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

(4) Includes shares underlying options which are currently exercisable or exercisable within the next sixty (60) days and shares underlying convertible debt.

Section 16(a) Beneficial Ownership Reporting Compliance

   The Company believes that the reporting requirements, under Section 16(a) of the Exchange Act, for all its executive officers, directors, and each person who is the beneficial owner of more than 10% of the common stock of a company were satisfied except as follows: Nordion, owner in excess of 10% of the Company's outstanding shares of Common Stock, filed four Form 4 reports one month late, covering an aggregate of 18 transactions.

                            SOLICITATION COSTS

   The Company will bear the costs of preparing, assembling and mailing the Information Statement and the 1999 Annual Report in connection with the Annual Meeting.

                          SHAREHOLDER PROPOSALS

   Eligible Shareholders who wish to present proposals for action at the 2000 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Information Statement. Proposals must be received by the President no later than January 2, 2001 for inclusion in next year's Proxy Statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 2001 Annual Meeting.

                               OTHER MATTERS

   At the time of the preparation of this Information Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.

                                      By Order of the Board of Directors
                                             /s/ Pete Ellis
                                         ----------------------------
                                              E. W. Ellis
                                               President


May 24, 2000
Mulberry, Florida

                            FOOD TECHNOLOGY SERVICE, INC.
                          2000 INCENTIVE AND NON-STATUTORY
                                  STOCK OPTION PLAN

SECTION 1.   PURPOSE                                       Exhibit A

     This 2000 Incentive and Non-Statutory Stock Option Plan (the "Plan") is intended as a performance incentive for officers and employees of FOOD TECHNOLOGY SERVICE, INC., a Florida corporation (the "Company") or its Subsidiaries (as hereinafter defined) and for certain other individuals providing services to or acting as directors of the Company or its Subsidiaries, to enable the persons to whom options are granted (an "Optionee" or "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") and other stock options ("Non-statutory Options") under the Plan.

SECTION 2.   OPTIONS TO BE GRANTED AND ADMINISTRATION

     2.1 Options to the Granted. Options granted under the Plan may be either Incentive Options or Non-statutory Options.

     2.2 Administration by the Board. This Plan shall be administered by the Board of Directors of the Company (the "Board'). The Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority includes, but is not limited to: (i) the power to grant options conditionally or unconditionally; (ii) the power to prescribe the form or forms of the instruments evidencing options granted under this Plan;
(iii) the power to interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish; (vi) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; and (vii) the power to engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

     In addition, as to each option, the Board shall have full and final authority in its discretion: (i) to determine the number of shares subject to each option; (ii) to determine the time or times at which options will be granted; (iii) to determine the time or times when each option shall become exercisable and the duration of the exercise period, which shall not exceed the limitations specified in Section 5.1.1; and (iv) to determine the option price for the shares subject to each option, which price shall be subject to the applicable requirements, if any, of Section 5.1.4 hereof.

     2.3 Appointment and Proceedings of Committee. The Board may appoint a Stock Option Committee (the "Committee') which shall consist of at least three members of the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

    2.4 Powers of Committee. Subject to the provisions of this Plan and the approval of the Board, the Committee shall have the power to make recommendations to the Board as to whom options should be granted, the number of shares to be covered by each option, the time or times of option grants, and the terms and conditions of each option. In addition, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to exercise the administrative and ministerial powers of the Board with regard to aspects of the Plan other than the granting of options. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted hereunder and the exercise of any power delegated to it hereunder shall be final, unless otherwise determined by the Board. No member of the Board or the
 Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

SECTION 3.   STOCK

     3.1 Shares Subject to Plans. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 500,000 shares of Common Stock.

     3.2 Lapsed or Unexercised Options. Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option shall be restored to the Plan and be available for the grant of other options under the Plan.

SECTION 4.   ELIGIBILITY

     4.1 Eligible Optionees. Incentive options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board who are also employees of the Company or a Subsidiary. Non-statutory options may be granted to officers or other employees of the Company or its Subsidiaries, to members of the Board or the board of directors of any Subsidiary whether or not employees of the Company or such Subsidiary, and to certain other individuals providing services to the Company or its Subsidiaries.

     4.2 Limitations on 10% Stockholders. No Incentive Option shall be granted to an individual who, at the time the Incentive Option is granted, owns (including ownership attributed pursuant to Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company (a "greater-than-10% stockholder"), unless such Incentive Option provides that (i) the purchase price per share shall not be less than I 10 % of the fair market value of the Common Stock at the time such Incentive Option is granted, and (ii) that such Incentive Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

     4.3 Limitation on Exercisable Options. The aggregate fair market value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any person during any calendar year under the Plan and under any other option plan of the Company (or a parent or subsidiary as defined in Section 425 of the Code) shall not exceed $100,000. Any option granted in excess of the foregoing limitation shall be specifically designated as being a Non-statutory Option.

SECTION 5.   TERMS OF THE OPTION AGREEMENTS

     5.1 Mandatory Terms. Each option agreement shall contain such provisions as the Board or the Committee shall from time to time deem appropriate, and shall include provisions relating to the method of exercise, payment of exercise price, adjustments on changes in the Company's capitalization and the effect of a merger, consolidation, liquidation, sale or other disposition of or involving the Company. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

          5.1.1 Expiration. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted (fifth anniversary in the case of a greater-than-10% stockholder).

          5.1.2 Exercise. Each option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the option, (ii) full payment of the aggregate option price of the shares of Common Stock as to which the option is exercised has been made, and
(iii) arrangements that are satisfactory to the Board or the Committee in its sole discretion have been made for the optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Board or the Committee in any option, the option price of any shares of Common Stock purchased shall be paid in cash, by certified or official bank check, by money order, with shares of Common Stock or by a combination of the above; provided further, however, that the Board or the Committee in its sole discretion may accept a personal check in full or partial payment of any shares of Common Stock. If the exercise price is paid in whole or in part with shares, the value of the shares surrendered shall be their fair market value on the date the option is exercised as determined in accordance with Section 5.1.4 hereof. No optionee shall be deemed to be a holder of any shares of Common Stock subject to an option unless and until a stock certificate or certificates for such shares of Common Stock are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 6 hereof. No optionee shall be deemed to be a holder of any shares of Common Stock subject to an option unless and until a stock certificate or certificates for such shares of Common Stock are issued to such person(s) under the terms of the Plan.

          5.1.3 Events Causing Immediate Exercise. Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable.

                  5.1.3.1 if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                  5.1.3.2 if the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                  5.1.3.3 if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

     The Board or the Committee may in its sole discretion accelerate the date on which any option may be exercised and may accelerate the vesting of any shares of Common Stock subject to any option or previously acquired by the exercise of any option.

          5.1.4 Purchase Price The purchase price per share of the Common Stock under each Incentive Option shall be not less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-10% stockholder). The price at which shares may be purchased pursuant to Non-statutory Options shall be specified by the Board at the time the option is granted, and may be less than, equal to or greater than the fair market value of the shares of Common Stock on the date such Non-statutory Option is granted, but shall not be less than the par value of shares of Common Stock.

     For the purpose of the Plan, the "fair market value" per share of Common Stock on any date of reference shall be the Closing Price of the Common Stock of the Company which is referred to in either clause (i), (ii) or (iii) below, on the business day immediately preceding such date, or if not referred to in either clause (i), (ii) or (iii) below, "fair market value" per share of Common Stock shall be such value as shall be determined by the Board or the Committee, unless the Board or the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National
Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

          5.1.5 Transferability of Options. Incentive options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any Incentive Option under the Plan or any right or privilege conferred hereby, contrary to the provisions of the Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void. Non-statutory Options shall be transferable to the extent provided in the option agreements under which they are granted.

          5.1.6 Termination of Employment or Death of Optionee. Except as may be otherwise expressly provided in the terms and conditions of the option granted to an Optionee, options granted hereunder shall terminate on the earlier to occur of-

                  5.1.6.1 the date of expiration thereof, or

                  5.1.6.2 other than the case of death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code ('disability"), (A) 90 days after termination of the employment between the Company and the Optionee in the case of an Incentive Option, and (B) 90 days after termination of the employment or other relationship between the Company and the Optionee, unless such termination provision is waived by resolution adopted by the Board within 30 days of the termination of such relationship, in the case of a Non-statutory Option.

     An employment relationship between the Company and the Optionee shall be deemed to exist during any period during which the Optionee is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Optionee shall be determined by the Board at the time thereof.

     Except as may otherwise be expressly provided in the terms and conditions of the option granted to an Optionee, in the event of the death of an Optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or 180 days following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to such time termination, to exercise the option to the extent the Optionee was entitled to exercise such option immediately prior to his death.

     Except as may otherwise be expressly provided in the terms and conditions of the option granted to an Optionee, if an Optionee's employment or other relationship with the Company terminates because of a disability, the Optionee's option shall terminate on the earlier of the date of expiration thereof or 12 months following the termination of such relationship; and unless by its terms it sooner terminates and expires during such 12-month period, the Optionee may exercise that portion of his or her option which is exercisable at the time of termination of such relationship.

               5.1.7 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares of the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

     5.2 Certain Optional Terms. The Board may in its discretion provide, upon the grant of any option hereunder, that the Company shall have an option to repurchase all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Board at the time the option for the shares subject to repurchase was granted. The Board may also provide that the Company shall have a right of first refusal with respect to the transfer or proposed transfer of any shares purchased upon exercise of an option granted hereunder. In the event the Board shall grant options subject to the Company's repurchase rights or rights of first refusal, the certificate or certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

SECTION 6.    ADJUSTMENT OF SHARES OF COMMON STOCK

     6.1 Increase or Decrease of Outstanding Shares. If at any time while the Plan is in effect or unexercised options are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, then and number of shares of Common Stock in such event (i) appropriate adjustment shall be made in the maximum available for grant under the Plan, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so optioned, and (H) appropriate adjustment shall be made in the number of shares and the exercise price per share of Common Stock thereof then subject to any outstanding option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

     6.2 Discretionary Adjustment. Subject to the specific terms of any option, the Board or the Committee may change the terms of options outstanding under this Plan, with respect to the option price or the number of shares of Common Stock subject to the options, or both, when, in the sole discretion of the Board or the Committee, such adjustments become appropriate by reason of a corporate transaction described in
Section 5.1.4 hereof

     6.3 Conversion of Shares. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of shares of Common Stock then subject to outstanding options granted under the Plan.

     6.4 General. Without limiting the generality of the foregoing, the existence of outstanding options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate
(i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (H) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares subject to outstanding options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 7.          AMENDMENT OF THE PLAN

     The Board may amend the Plan at any time, and from time to time, subject to the limitation that no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within 12 months before or after the special meeting held within 12 months before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock as to which options may be granted under the Plan; of (ii) change in substance the provisions of Section IV hereof relating to eligibility to participate in the Plan.

     Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

SECTION 8.          NON-EXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the approval of the Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting the stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 9.        GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     The obligation of the Company to sell and delivery shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the Committee. All shares sold under the Plan shall bear appropriate legends. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.

SECTION 10.      EFFECTIVE DATE OF PLAN

     The effective date of the Plan is June 23, 2000 the date on which it was approved by the stockholders of the Company. No option may be granted under the Plan after the tenth anniversary of such effective date.